UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 28, 2003

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596
(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Item 9.    Regulation FD Disclosure.

The United States Air Force announced on July 24, 2003 that it will suspend certain Company business units related to the space launch services business and three former employees from receiving government contracts as a direct result of the previously reported U.S. government review of alleged wrongdoing by the Company during the 1998 Evolved Expendable Launch Vehicle (EELV) source selection. In connection with the alleged wrongdoing, the Air Force also has announced its intention to terminate seven launches out of 21 previously awarded to the Company and disqualify the Company from competing for three additional launches under a follow on procurement. The text of the Air Force press release is attached hereto as Exhibit 99.1 to this Form 8-K. As previously reported, the same incident is under investigation by the U.S. Attorney in Los Angeles and is the subject of a civil lawsuit filed by Lockheed Martin Corporation.

The Company is currently assessing the impact of this suspension and termination.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE BOEING COMPANY (Registrant)

/S/ JAMES C. JOHNSON
James C. Johnson Senior Vice President, Corporate Secretary and Assistant General Counsel

Date: July 28, 2003